Exhibit 5.1

Avant Building - Suite 900 | 200 Delaware Avenue | Buffalo, NY 14202-2107 | bsk.com

March 30, 2026

Allient Inc.

495 Commerce Drive

Amherst, New York 14228

Ladies and Gentlemen:

Allient Inc., a Colorado corporation (the “Company”) is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (a) shares of the Company’s common stock, no par value per share (the “Common Stock”); (b) shares of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”); (c) fractional interests in shares of Preferred Stock evidenced by depositary receipts (the “Depositary Shares”); (d) the Company’s senior debt securities and subordinated debt securities (collectively, the “Debt Securities”); and (e) warrants to purchase Securities of the Company or other types of securities, property or assets (the “Warrants”). The Common Stock, Preferred Stock, Depositary Shares, Debt Securities and Warrants are referred to herein collectively as the “Securities.”

The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

The terms of the Preferred Stock are to be established in one or more certificates of designation, rights and preferences filed with the Secretary of State of the State of Colorado (each, a “Certificate of Designation”). The Depositary Shares are to be issued from time to time under one or more deposit agreements (each such deposit agreement, a “Deposit Agreement”) to be entered into between the Company and the depositary to be named therein. The Debt Securities will be issued pursuant to an indenture to be entered into between the Company and a trustee to be appointed in the future and one or more board resolutions, amendments thereto, supplements thereto or officer’s certificates thereunder (such indenture, together with the applicable board resolution, amendment, supplement or officer’s certificate pertaining to the applicable series of Debt Securities, the “Indenture”). The Warrants are to be issued from time to time under one or more warrant agreements to be entered into between the Company and the warrant agent to be named therein (a “Warrant Agreement”).

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)the Registration Statement;

Allient Inc.

March 30, 2026

(b)copies of the Company’s Amended and Restated Articles of Incorporation and Amended and Restated Bylaws certified by the Secretary of State of the State of Colorado and the Corporate Secretary of the Company, respectively.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other documents, and we have made such investigations of law, as we have deemed appropriate, as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified the accuracy as to factual matters of each document we have reviewed.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that:

1.The Common Stock will be validly issued by the Company, fully paid and nonassessable.

2.The Preferred Stock will be validly issued by the Company, fully paid and nonassessable.

3.The Depositary Shares to be sold by the Company, upon the due issuance by the Depositary of depositary receipts (including any master depositary receipt issued in connection therewith) evidencing such Depositary Shares against the deposit of the shares of Common Stock or Preferred Stock, as the case may be, in respect thereof in accordance with the provisions of the applicable Deposit Agreement, will be validly issued and the persons in whose names the depositary receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement.

4.The Debt Securities will be the valid, binding and enforceable obligations of the Company, entitled to the benefits of the applicable Indenture.

5.The Warrants will be the valid, binding and enforceable obligations of the Company.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Company, (a) we have assumed that the Company and each other party to such agreement or obligation has satisfied or, prior to the issuance of the Securities, will satisfy those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it

Allient Inc.

March 30, 2026

and (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

In rendering the opinions expressed above, we have further assumed that (i) prior to the issuance of the Securities, the Company will authorize the offering and issuance of the Securities and will duly authorize, approve and establish the final terms and conditions thereof, which terms will conform to the descriptions thereof in the Registration Statement and any applicable prospectus supplement and, in the case of the Debt Securities, to the terms of the applicable Indenture or, in the case of other Securities, to the terms of any agreement governing those Securities, and will not violate any applicable law, conflict with any matter of public policy, result in a default under or breach of any agreement or instrument binding upon the Company or violate any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) prior to the issuance of the applicable Securities, as applicable, the Board of Directors of the Company will duly authorize, establish and approve the terms of the Preferred Stock as contemplated by the Company’s Amended and Restated Articles of Incorporation, the Company will duly authorize, execute and deliver any applicable Deposit Agreement, Indenture, Warrant Agreement or other agreement or other document necessary with respect to the Securities or contemplated by the Securities, any other agreement governing the Securities or the Registration Statement, and the Company will take any other appropriate or necessary corporate action, including the filing of any Certificate of Designation with the Secretary of State of the State of Colorado; (iii) the Indenture will conform to the form of indenture filed as an exhibit to the Registration Statement and the Company will duly authorize, execute and/or deliver, as applicable, any required amendment or supplement to the Indenture prior to the issuance of the Debt Securities; (iv) any receipts evidencing the Securities and any agreement governing the Securities will be governed by New York law; (v) the Securities will be offered, issued, sold and delivered in compliance with applicable law and any requirements therefor set forth in any corporate action authorizing such Securities and any agreement governing those Securities and in the manner contemplated by the Registration Statement and the related prospectus describing the Securities and the offering thereof; (vi) the Securities will be offered, sold and delivered to, and paid for by, the purchasers thereof at the price specified in, and in accordance with the terms of, an agreement or agreements duly authorized, executed and delivered by the parties thereto, which price, in the case of Common Stock or Preferred Stock (or conversion price, in the case of Securities convertible into Common Stock or Preferred Stock), shall be at or in excess of the par value of such Common Stock or Preferred Stock; and (vii) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement.

Allient Inc.

March 30, 2026

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the Business Corporation Act of the State of Colorado.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Bond, Schoeneck & King, PLLC